UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    June 10, 2002


                        Wade Cook Financial Corporation
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             (Exact name of registrant as specified in its charter)


           Nevada                       000-29342               81-1772094
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


          14675 Interurban Avenue South, Seattle, Washington 98168-4664
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (206) 901-3051



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          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.  Other Events

On June 26, 2002, Craig McKenzie was appointed as a member of the Corporation's board of directors (the "Board"). For the past eight years, Mr. McKenzie has been the President of Alpine Homes, Inc. in Kirkland, Washington. Prior to joining Alpine Homes, Inc., Mr. McKenzie was the owner and operator of an auto repair franchise, President of Northwest Homes, Inc. in the State of Washington, and owner and operator of a roofing business. The Corporation is delighted to have Mr. McKenzie as a new member of the Board and believes his years of experience in business will be a valuable addition as the Corporation moves forward.

On June 11, 2002, and June 18, 2002, respectively, Kenneth Roberts and Angela Pirtle resigned from the Board. Ms. Pirtle, Ms. Leysath and Mr. Roberts all served together on the Executive Audit Committee.


Item 6.  Resignations of Registrant's Directors

Janice Leysath resigned from the Board on June 10, 2002, and was the chairperson of the Executive Audit Committee. Ms. Leysath resigned from the Board just prior to the conclusion of the Board meeting held on June 10, 2002. At that time she furnished the remaining members of the Board her letter of resignation in which she expressed her concern over management related issues including her disagreement with the CEO's selection of certain management employees and her observation that some of the Audit Committee's recommendations brought to the entire board were not accepted. Although Ms. Leysath's letter of resignation did not request that it be publicly disclosed, the Corporation contacted her to determine if she would like it to be publicly disclosed. The Corporation was notified on July 2, 2002 of Ms. Leysath's desire for this letter be publicly disclosed. A copy of Ms. Leysath's letter is attached to this Form 8-K as
Exhibit 99.1.

The Corporation is extremely grateful for the valuable service rendered by Ms. Leysath, Mr. Roberts and Ms. Pirtle as members of the Board and wishes to publicly thank them for their efforts for and on behalf of the Corporation and its shareholders. While the Corporation's executive management denies the allegations made in the attached letter of resignation and disagrees with many of the views expressed in Ms. Leysath's letter, it nonetheless wishes Ms. Leysath as well as Mr. Roberts and Ms. Pirtle well in their future endeavors.

Management is fully aware of the challenges faced by the Corporation. Many of those challenges are a direct result of incidents and events outside the Corporation's control, such as the earthquake that severely damaged its building and business in February 2001, the tragic events of September 11, 2001, and the significant decline in the market over the course of the last two years. Management nonetheless remains committed to operating the Corporation in the most efficient manner possible as it strives to maximize shareholder value through these difficult economic times.



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


Item 7.  Financial Statements and Exhibits

99.1     Letter dated June 10, 2002 from Ms. Leysath to Mr. Cook and the Board.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    WADE COOK FINANCIAL CORPORATION


Date:  August 2, 2002               /s/ Wade B. Cook
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                                    Wade B. Cook, Chief Executive Officer
















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